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                                                                    EXHIBIT 16.1


                   [LETTERHEAD OF PRICEWATERHOUSECOOPERS LLP]



March 16, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 9 of Universal Card Master Trust's Form 10-K for the fiscal year ended December 31, 1998 and are in the agreement with the statements contained therein.

Yours very truly,

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP